As filed with the Securities and Exchange Commission on November 21, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMPAC MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3109238
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 West Evelyn Avenue
Mountain View, CA 94041
(Address of Principal Executive Offices)

IMPAC Medical Systems, Inc. 1993 Stock Option Plan
IMPAC Medical Systems, Inc. 1998 Stock Plan
IMPAC Medical Systems, Inc. 2002 Stock Plan
IMPAC Medical Systems, Inc. 2002 Employee Stock Purchase Plan
(Full Title of the Plans)

Joseph K. Jachinowski
President and Chief Executive Officer
IMPAC Medical Systems, Inc.
100 West Evelyn Avenue
Mountain View, California 94041
(Name and Address of Agent For Service)

(650) 623-8800
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alan Talkington, Esq.
Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, California 94111-3143
(415) 392-1122

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	4,343,152 shares	$14.80	$64,273,713	$5,914

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Includes 217,421 shares to be registered under the 1993 Stock Option Plan, 816,571 shares under the 1998 Stock Plan, 2,559,160 shares under the 2002 Stock Plan and 750,000 shares under the 2002 Employee Stock Purchase Plan.

(2)
The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). With respect to 1,033,992 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the “Plans”), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $5.9926 per share pursuant to Rule 457(h) under the Securities Act. With respect to 3,309,160 shares of Common Stock available for future grant under the Plans, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $17.5505 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on November 20, 2002.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

PART I

Item 1.    Plan Information *

Item 2.    Registrant Information and Employee Plan Annual Information *

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

Item 3.    Incorporation of Certain Documents by Reference

IMPAC Medical Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act filed with the SEC on November 20, 2002, in connection with the Registrant’s Registration No. 333-89724, in which there is set forth the audited consolidated financial statements for the Registrant’s fiscal year ended September 30, 2002;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)
The Registrant’s Registration Statement No. 000-50082 on Form 8-A12G filed with the SEC on November 8, 2002, in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Inapplicable.

Item 5.    Interests of Named Experts and Counsel

Inapplicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware ( “Delaware Law”) authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant’s Restated Certificate of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and Bylaws.

Item 7.    Exemption From Registration Claimed

Inapplicable.

Item 8.    Exhibits

Exhibit Number	Name

4
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-50082 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24	Powers of Attorney is included on signature page of this Registration Statement.

99.1	1993 Stock Option Plan (incorporated by reference from Exhibit No. 10.5 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.2	1998 Stock Plan (incorporated by reference from Exhibit No. 10.6 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.3	2002 Stock Plan (incorporated by reference from Exhibit No. 10.7 to Registrant’s Amendment No. 5 to Registration Statement No. 333-89724 on Form S-1 filed with the SEC on November 15, 2002).

99.4
2002 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Amendment No. 5 to Registration Statement No. 333-89724 on Form S-1 filed with the SEC on November 15, 2002).

99.5
Form of Incentive Stock Option Agreement for 2002 Stock Plan (incorporated by reference from Exhibit No. 10.9 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.6
Form of Nonstatutory Stock Option Agreement for 2002 Stock Plan (incorporated by reference from Exhibit No. 10.10 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

Item 9.    Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on the 21st of November, 2002.

IMPAC MEDICAL SYSTEMS, INC. (Registrant)

By:	/s/ JOSEPH K. JACHINOWSKI
Joseph K. Jachinowski President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of IMPAC Medical Systems, Inc. a Delaware corporation (the “Company”), hereby constitutes and appoints Joseph K. Jachinowski and Kendra Borrego his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in his or her capacity as a director, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to shares of Common Stock that are issuable under the IMPAC Medical Systems, Inc. 1993 Stock Option Plan, 1998 Stock Plan, 2002 Stock Plan, and 2002 Employee Stock Purchase Plan (the “Plans”) and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the Shares and the issuance thereof pursuant to the terms of the Plans.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH K. JACHINOWSKI Joseph K. Jachinowski	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 21, 2002

/S/ KENDRA A. BORREGO Kendra A. Borrego	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 21, 2002

/S/ JAMES P. HOEY James P. Hoey	Director, Executive Vice President Chief Operations Officer	November 21, 2002

Signature	Title	Date

/s/ DAVID A. AUERBACH David A. Auerbach	Director, Executive Vice President and Treasurer	November 21, 2002

/s/ GREGORY M. AVIS Gregory M. Avis	Director	November 21, 2002

/s/ ROBERT J. BECKER Robert J. Becker, M.D.	Director	November 21, 2002

/s/ CHRISTOPHER M. ROSE Christopher M. Rose, M.D.	Director	November 21, 2002

EXHIBIT INDEX

Exhibit Number	Name

4
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-50082 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Independent Accountants.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

24	Powers of Attorney is included on signature page of this Registration Statement.

99.1	1993 Stock Option Plan (incorporated by reference from Exhibit No. 10.5 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.2	1998 Stock Plan (incorporated by reference from Exhibit No. 10.6 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.3	2002 Stock Plan (incorporated by reference from Exhibit No. 10.7 to Registrant’s Amendment No. 5 to Registration Statement No. 333-89724 on Form S-1 filed with the SEC on November 15, 2002).

99.4
2002 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Amendment No. 5 to Registration Statement No. 333-89724 on Form S-1 filed with the SEC on November 15, 2002).

99.5
Form of Incentive Stock Option Agreement for 2002 Stock Plan (incorporated by reference from Exhibit No. 10.9 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).

99.6
Form of Nonstatutory Stock Option Agreement for 2002 Stock Plan (incorporated by reference from Exhibit No. 10.10 to Registrant’s Registration Statement No. 333-89724 on Form S-1 filed with the SEC on June 4, 2002).